Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

July 10, 2025

Soleno Therapeutics, Inc.

100 Marine Parkway, Suite 400

Redwood City, CA 94065

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Soleno Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration of the offer and sale of up to 2,705,882 shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share (the “Shares”) pursuant to the Company’s shelf Registration Statement on Form S-3ASR (File No. 333-276344) filed on January 2, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), which was immediately effective upon its filing with the Securities and Exchange Commission (the “Registration Statement”), the prospectus contained within the Registration Statement (the “Base Prospectus”), and the prospectus supplement to the Registration Statement dated as of July 10, 2025 and filed by the Company in accordance with Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

The offering and sale of the Shares are being made pursuant to the underwriting agreement (the “Underwriting Agreement”), dated as of July 10, 2025, by and among the Company, Goldman Sachs & Co. LLC and Guggenheim Securities, LLC, as representatives of the several Underwriters named on Schedule I thereto.

We have examined copies of the Underwriting Agreement, the Registration Statement, together with the documents incorporated by reference therein, and the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

AUSTIN  BEIJING  BOSTON  BRUSSELS  HONG KONG  LONDON  LOS ANGELES  NEW YORK  PALO ALTO

SAN DIEGO  SAN FRANCISCO  SEATTLE  SHANGHAI  WASHINGTON, DC  WILMINGTON, DE

We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about the date hereof for incorporation by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours, /s/ WILSON SONSINI GOODRICH & ROSATI WILSON SONSINI GOODRICH & ROSATI Professional Corporation